Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Joe Giordano, CFO & Treasurer

Phone:(574) 535-1125

E Mail: drew@drewindustries.com

Drew Industries Fourth-Quarter and Year-End 2013 Conference Call Scheduled for February 13, 2014, at 11am ET

ELKHART, IN, January 30, 2014 — Drew Industries Incorporated (NYSE: DW), a manufacturer of components for the recreational vehicle and manufactured housing industries, will release its fourth-quarter and year-end 2013 financial results before the market opens on Thursday, February 13, 2014.

Drew Industries will host a conference call on Thursday, February 13, 2014, at 11 a.m. ET to discuss the results and other business matters. Participation in the question-and-answer session of the call will be limited to institutional investors and analysts. Individual investors, retail brokers and the media are invited to listen to a live webcast of the call on the Drew Industries website at www.drewindustries.com.

Participating in the conference call will be:

Leigh Abrams, Chairman

Jason Lippert, CEO

Scott Mereness, President

Joe Giordano, CFO and Treasurer

About Drew Industries

From 31 factories located throughout the United States, Drew Industries, through its wholly-owned subsidiary, Lippert Components, supplies a full line of components for the leading manufacturers of recreational vehicles and manufactured homes. In addition, Drew manufactures components for adjacent industries including buses; trailers used to haul boats, livestock, equipment and other cargo; truck caps; modular housing; and factory-built mobile office units. Drew’s products include steel chassis; vinyl and aluminum windows and screens; slide-out mechanisms and solutions; axles and suspension solutions; furniture and mattresses; thermoformed bath, kitchen and other products; manual, electric and hydraulic stabilizer and lifting systems; chassis components; entry, baggage, patio and ramp doors; entry steps; awnings; electronics; aluminum extrusions; and other accessories. Additional information about Drew and its products can be found at www.drewindustries.com.

# # #